UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Cambridge Heart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CAMBRIDGE HEART, INC.

100 Ames Pond Drive

Tewksbury, Massachusetts 01876

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Meeting”) of Cambridge Heart, Inc., a Delaware corporation (the “Company”), will be held at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Thursday, June 12, 2008, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1. To elect three Class III directors of the Company for the ensuing three years. The Board unanimously recommends a vote for the election of the Board’s nominee on the enclosed WHITE proxy card. We urge you not to vote for Louis Blumberg who has been nominated by AFB Fund, LLC, a fund controlled by Mr. Blumberg, and not to execute any proxy card other than the enclosed WHITE proxy card.

2. To approve an amendment to the Company’s 2001 Stock Incentive Plan, increasing from 8,250,000 to 9,750,000 the total number of shares of Common Stock of the Company authorized for issuance under such plan and increasing from 1,500,000 to 2,100,000 the number of restricted shares of Common Stock of the Company authorized for issuance under such plan.

3. To ratify the appointment by the Audit Committee of the Board of Directors of the Company of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the year ending December 31, 2008.

4. To vote on a proposal submitted by a shareholder.

5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 25, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

The Meeting is of particular importance to all stockholders of the Company in light of the attempt by AFB Fund, LLC to elect its manager to the Company’s Board of Directors in lieu of one of the Board’s nominees. Whether or not you plan to attend the Meeting, we urge you to promptly sign, date and mail the enclosed WHITE proxy card, which is being solicited on behalf of the Board of Directors. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

If you have any questions or need assistance voting your WHITE proxy card, please contact our proxy solicitor, The Altman Group toll-free at (      )       -        . You may also contact them by e-mail at proxy@altmangroup.com.

By Order of the Board of Directors,

Vincenzo LiCausi, Secretary

Tewksbury, Massachusetts

May     , 2008

CAMBRIDGE HEART, INC.

100 Ames Pond Drive

Tewksbury, Massachusetts 01876

PROXY STATEMENT

2008 Annual Meeting of Stockholders

To Be Held On June 12, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the “Company”), for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, June 12, 2008, at 10:00 a.m., local time, at the office of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, and at any adjournment or postponement thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the Company’s Annual Report to Stockholders for the year ended December 31, 2007 and the enclosed WHITE proxy card are being mailed to stockholders on or about [            ], 2008.

Among the purposes of the Meeting is the election of directors. AFB Fund, LLC has nominated it manager, Louis Blumberg, for election to the Board in place of one of the Board’s nominees, Reed Malleck. The Board unanimously recommends a vote for the election of the Board’s nominee on the enclosed WHITE proxy card. The Board believes that the election of AFB Fund, LLC’s nominee would not be in your best interests or that of the Company and urges you not to execute any proxy card other than the enclosed WHITE proxy card.

Proxies and Record Date

All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company, by delivery of another proxy with a later date or by a request at the Meeting that the proxy be revoked. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

On April 25, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 64,718,021 shares of Common Stock, $.001 par value per share (the “Common Stock”), 154 shares of Series A Convertible Preferred Stock, $.001 par value per share (the “Series A Preferred”), and 5,000 shares of Series C Convertible Preferred Stock, $.001 par value per share (the “Series C Preferred”). The holders of Series A Preferred will vote as a separate class with respect to the election of the Series A Directors. The holders of Common Stock, Series A Preferred and Series C Preferred will vote together as a single class on each other matter to be voted upon at the Meeting. With respect to those matters on which the holders of Common Stock, Series A Preferred and Series A Preferred will vote together as a single class, each share of Common Stock entitles the record holder to one vote on each matter; each share of Series A Preferred entitles the record holder to 13 votes on each matter; and each share of Series C Preferred entitles the record holder to 836.12 votes on each matter.

Voting Securities and Votes Required

The holders of outstanding shares of Common Stock, Series A Preferred and Series C Preferred representing a majority of the votes entitled to be cast at the Meeting shall constitute a quorum for the transaction of business at the Meeting other than the election of Series A Directors on which only holders of Series A Preferred are entitled to vote. For the election of Series A Directors, the holders of a majority of outstanding Series A Preferred shall constitute a quorum. Shares of Common Stock, Series A Preferred and Series C Preferred present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

One Class III director will be elected by a plurality of votes cast by stockholders entitled to vote at the Meeting. Two other Class III directors (the Series A Preferred Directors”) will be elected by a plurality of the votes cast by holders of Series A Preferred (the “Series A Holders”) at the Meeting.

The affirmative vote of the holders of a majority of the votes cast on the matter is required for the approval of the amendment to the Company’s 2001 Stock Incentive Plan, the ratification of the selection of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the year ending December 31, 2008 and the shareholder proposal (Proposals 2, 3 and 4).

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of Proposals 1, 2, 3 and 4. “Broker non-votes” will be counted for the purpose of determining whether a quorum exists.

The Company’s executive officers and directors have an interest in the approval of Proposal 2 because they are eligible for awards under the 2001 Stock Incentive Plan.

Attending the Meeting and Stockholders List Availability

If you would like to attend and vote your shares at the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name. A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, excluding exhibits, will be furnished without charge to any stockholder upon written request to the Company, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876, attention: Vincenzo LiCausi. Exhibits will be provided upon written request and payment of an appropriate processing fee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock, Series A Preferred and Series C Preferred by: (i) each director and nominee, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all current directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, Series A Preferred or Series C Preferred.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of April 25, 2008, and the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., 100 Ames Pond Drive, Tewksbury, MA 01876. The addresses for the greater than 5% stockholders are set forth in the footnotes to this table.

	Common Stock			Series A Preferred			Series C Preferred
	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)	Percentage of Class Outstanding
Directors
Robert P. Khederian	6,334,831	(2)	9.60%	78,054	(3)	100%	—	—
Richard J. Cohen, M.D., Ph.D.	2,036,052	(4)	3.12%	—		—	—	—
Kenneth Hachikian	50,000	(5)	*	—		—	—	—
Reed Malleck	50,000	(5)	*	—		—	—	—
John McGuire	—		—	—		—	—	—
Keith Serzen	—		—	—		—	—	—

Named Executive Officers
Ali Haghighi-Mood, Ph.D.	400,000	(6)	*	—		—	—	—
Vincenzo LiCausi	66,667	(7)	*	—		—	—	—
Roderick de Greef	—		—	—		—	—	—
Mark S. Florence	—		—	—		—	—	—

All directors and executive officers as a group (10 persons)	8,937,550	(8)	13.33%	78,054	(3)	100%	—	—

5% Stockholders
AFB Fund LLC	5,915,168	(9)	9.14%	—		—	—	—
J. Leighton Read	44,109	(10)	*	3,393	(11)	100%	—	—
Leaf Offshore Investment Fund Ltd.	441,168	(12)	*	33,396	(13)	100%	—	—
St. Jude Medical, Inc.	4,180,602	(14)	6.07%	—		—	5,000	100%
Ziff Asset Management, L.P.	3,901,136	(15)	6.03%	—		—	—	—

*	Represents less than 1% of the outstanding Common Stock.
(1)

The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock, Series A Preferred and Series C Preferred listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 25, 2008 through the exercise of any stock option, warrant, conversion of preferred stock or other right. The inclusion herein of any shares of Common Stock, Series A Preferred or Series C Preferred deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock, Series A Preferred or Series C Preferred. Shares of Common Stock, Series A Preferred or Series C Preferred which an individual or entity has a right to acquire within the 60-day period following April 25, 2008 pursuant to the exercise of options, warrants or conversion rights are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)	Includes (i) 235,833 shares of Common Stock issuable upon the exercise of stock options, (ii) 2,002 shares of Common Stock issuable upon the conversion of shares of Series A Preferred, and (iii) 1,012,700 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(3)	Includes 77,900 shares of Series A Preferred issuable upon the exercise of warrants to purchase Series A Preferred.
(4)	Includes 501,667 shares of Common Stock issuable upon the exercise of stock options.
(5)	Includes 50,000 shares of Common Stock issuable upon the exercise of stock options.
(6)	Includes 400,000 shares of Common Stock issuable upon the exercise of stock options.
(7)	Includes 66,667 shares of Common Stock issuable upon the exercise of stock options.
(8)	Includes (i) 1,304,167 shares of Common Stock issuable upon the exercise of stock options, (ii) 2,002 shares of Common Stock issuable upon the conversion of shares of Series A Preferred and (iii) 1,012,700 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(9)	As described in a Schedule 13D/A (Amendment No. 6) filed with the Securities and Exchange Commission on April 11, 2008, AFB Fund, LLC (“AFB”) and Louis Blumberg beneficially own, and have shared voting and dispositive power with respect to, 5,915,168 shares of Common Stock. Mr. Blumberg is deemed to beneficially own the 5,915,168 shares of Common Stock beneficially owned by AFB by virtue of his role as manager of AFB. The principal business address of AFB and Mr. Blumberg is 2050 Center Avenue, Fort Lee, NJ 07024.
(10)

Includes 44,109 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants. The business address of J. Leighton Read is c/o Alloy Ventures, 480 Cowper Street, 2nd Floor, Palo Alto, CA 94301.

(11)	Includes 3,393 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(12)

Includes 441,168 shares of Common Stock issuable upon conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants. The business address of Leaf Offshore Investment Fund Ltd. is 515 Madison Avenue, 42nd Floor, New York, NY 10022.

(13)	Includes 33,396 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(14)	Includes 4,180,602 shares of Common Stock issuable upon the conversion of shares of Series C Preferred. The business address of St. Jude Medical, Inc. is One Lillehei Plaza, St. Paul, MN 55117.
(15)	The information in the table and this note is derived from an amendment to a Schedule 13G/A (Amendment No. 1) filed with the Securities and Exchange Commission on February 13, 2008 by Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C., which share the power to vote and dispose of the shares of Common Stock.

DIRECTORS

Election of Directors

The Company has a classified Board of Directors currently consisting of three Class I directors (Ali Haghighi-Mood, Robert P. Khederian and Kenneth Hachikian), one Class II director (Richard J. Cohen), and three Class III directors (Reed Malleck, John F. McGuire and Keith M. Serzen). The Class I, Class II and Class III directors were elected to serve three-year terms until the annual meeting of stockholders to be held in 2009, 2010 and 2008, respectively, and until their respective successors are elected and qualified.

The Company’s certificate of incorporation provides that the Series A Holders voting as a separate class, are entitled to elect four members to the Board of Directors of the Company as Series A Preferred Directors. A vacancy in any Series A Preferred directorship can be filled only by the vote of the Series A Preferred Holders or by any remaining Series A Preferred Directors. As of April 25, 2008, 154 shares of Series A Preferred and warrants to purchase 115,229 shares of Series A Preferred were outstanding (the “Series A Warrants”). On December 14, 2007, the Company entered into an Amended and Restated Voting Agreement (the “Amended Voting Agreement”) with Mr. Khederian, who holds 67.6% of the outstanding Series A Preferred and Series A Warrants, including all of the outstanding Series A Preferred. The material terms of the Amended Voting Agreement are described in Transactions with Related Persons on page [        ] of this Proxy Statement. Pursuant to the Amended Voting Agreement, Mr. Khederian agreed to vote all of his shares of Series A Preferred so as to elect up to three individuals who are nominated or recommended for election as Series A Preferred directors by a majority of the Board.

At the annual meeting, three directors will be elected to hold office until the year 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Reed Malleck to be re-elected as a Class III director to serve for a three-year term and until his successor is duly qualified and elected. The holders of Common Stock, Series A Preferred and Series C Preferred, voting together on an as-converted basis, will vote on the nomination of Mr. Malleck. In addition, the Board of Directors has nominated each of John F. McGuire and Keith M. Serzen to be re-elected as a Class III director to serve for a three-year term and until his respective successor is duly qualified and elected. Mr. Khederian, the sole holder of outstanding Series A Preferred, will vote alone as a class on the election of Messrs. McGuire and Serzen.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Common Stock Nominee

The Board of Directors has nominated Reed Malleck to serve as a Class III director. The holders of all outstanding shares of Common Stock, Series A Preferred and Series C Preferred, voting together on an as-converted basis, shall have the right to vote for this nominee in person or by proxy at the Meeting. The persons named in the enclosed proxy card will vote to elect Mr. Malleck as a Class III director. Mr. Malleck is presently a Class III director of the Company. The proxy for a holder of Common Stock cannot be voted for more than one director. The Class III director will be elected to hold office until the year 2011 annual meeting of stockholders and until his successor is elected and qualified. The nominee has indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that the nominee will be unable or unwilling to serve as a director.

REED MALLECK	Director since 2004
Age: 56

Mr. Malleck has been a partner of Tatum LLC, a nationwide executive services firm, since December 2007. From March 2006 to December 2007 he was Vice President of Finance and Operations for Healthwyse, LLC, a

provider of integrated clinical and financial information systems for homecare and hospice providers. Previously, from November 2002 until March 2006, Mr. Malleck served as Chief Operating Officer and Chief Financial Officer of Radianse, Inc., a developer and marketer of RF technologies. From June 2000 to November 2002, Mr. Malleck served as Chief Operating Officer and/or Chief Financial Officer of GE Medical Systems Navigation and Visualization Inc. (formerly Visualization Technology, Inc.). Mr. Malleck also held various senior operational and financial positions with several business units of Hewlett-Packard from 1978 to 1999. Mr. Malleck holds a B.S. in Finance and an MBA from the University of Colorado.

The Company’s Board of Directors recommends a vote FOR the election of the above nominee for election as Class III director with a term expiring in 2011.

Series A Preferred Directors

The Board of Directors has nominated the following persons to serve as Class III Series A Preferred Directors: Keith M. Serzen and John F. McGuire. Messrs. Serzen and Malleck are presently Class III directors of the Company. Each Class III Series A Preferred Director will be elected to hold office until the year 2011 annual meeting of stockholders and until his successor is elected and qualified. The holder of all outstanding shares of Series A Preferred shall have the right to vote for these nominees in person or by proxy at the Meeting. The nominees have indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the Board may nominate a substitute for election as a Series A Preferred Director. It is not presently contemplated that the nominees will be unable or unwilling to serve as directors.

KEITH M. SERZEN	Director since 2007
Age: 55

Mr. Serzen has been Senior Advisor to the Chief Executive Officer of ResMed, Inc. a global sleep-disordered breathing products company since April 2008. From January 2005 to April 2008, he served as Chief Operating Officer, Americas of ResMed, and was ResMed’s Senior Vice President of Sales, Marketing and Clinical Education from September 2003 to January 2005. From 2001 to 2003, Mr. Serzen served as Chief Executive Officer of Theracardia, Inc., a startup medical device company, and from 2000 to 2001 as President/CEO of Acculight, Inc., a laser-oriented research and development company. From 1995 to 1998, he was Vice President of Marketing and Sales for Heartstream, Inc., a manufacturer of automatic external defibrillators, where he was responsible for developing, implementing and directing the worldwide marketing and sales strategy. From 1983 to 1995, Mr. Serzen held senior sales, marketing and general management positions with Nellcor, the world-wide supplier of pulse oximetry and patient safety monitoring equipment.

JOHN F. MCGUIRE	Director since 2007
Age: 61

Mr. McGuire is retired. From 2004 to 2007, he was President and Chief Executive Officer of the American Red Cross. From 1997 to 2004 Mr. McGuire was President of Whatman, PLC Filtration Products, an international leader in separations technology and provider of materials and devices to laboratory and healthcare markets. In addition, Mr. McGuire has held prominent positions for over 22 years in the field of biomedical technology and the blood banking industry.

The Company’s Board of Directors recommends a vote FOR the election of the above nominees for election as Series A Preferred Directors with a terms expiring in 2011.

Current Directors

Set forth below is the business experience and other background information of each current director (with the exception of Messrs. Malleck, McGuire and Serzen, the information with respect to whom is set forth above).

No nominee, director or executive officer is related by blood, marriage or adoption to any other nominee, director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

RICHARD J. COHEN, M.D., Ph.D.	Director since 1993
Age: 57

Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women’s Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at the Massachusetts Institute of Technology. From 1997 to 2006 Dr. Cohen was the Team Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. He is currently Co-Director of the Biomedical Enterprise Program jointly administered by the Harvard-MIT Division of Health Sciences and Technology and the MIT Sloan School of Management. Dr. Cohen has authored over 240 published research articles and over 25 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from The Massachusetts Institute of Technology.

KENNETH V. HACHIKIAN	Director since 2004
Age: 58

Mr. Hachikian has been a Principal and Partner of The Stonegate Group, Ltd., a boutique investment banking and financial advisory firm, since 2003, and President of Belmont Capital Partners, LLC, a venture capital firm, since 1996. From 1991 to 1994, Mr. Hachikian served as President of LINC Scientific Leasing, Inc., and, from 1983 to 1989, as President and CEO of Wellesley Medical Management, Inc. Mr. Hachikian has been an owner and/or senior executive of several other businesses in various industries throughout his over 30-year business career, including Manager of J.O. Pollack LLC from 1997 to 2001. He has also served as a director of several privately held companies since 1996. Mr. Hachikian holds an M.B.A. from Harvard Graduate School of Business Administration and a B.A. in Economics from Harvard University.

ROBERT P. KHEDERIAN	Director since 2002
Age: 55

Mr. Khederian has served as Chairman of the Board of Directors of the Company since August 2006, and previously served as lead independent director of the Company from April 2005 to August 2006. From December 2006 to December 2007, Mr. Khederian served as interim President and Chief Executive Officer of the Company. Mr. Khederian is the Chairman of Belmont Capital Partners, LLC, a venture capital firm he founded in 1996. From 1984 through 1996, Mr. Khederian served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products he founded. Since 1998, Mr. Khederian has been Chairman and founder of Provident Corporate Finance LLC, an investment banking firm based in Boston. Mr. Khederian is also a director of Inverness Medical Innovations, Inc. and is a member of its Audit and Compensation Committees.

ALI HAGHIGHI-MOOD	Director since 2007
Age: 47

Dr. Haghighi-Mood has been the President and Chief Executive Officer of the Company since December 2007. From December 2006 to December 2007, Dr. Haghighi-Mood served as the Company’s Executive Vice President, Chief Operating Officer and Chief Technology Officer. From July 2003 to December 2006, Dr. Haghighi-Mood served as the Company’s Vice President, Operations, Research and Development. From January 2002 to July 2003, he served as the Company’s Director of Research and has worked in the Company’s research and development department since January 1997. Dr. Haghighi-Mood holds B.S. and M.S. degrees in Electrical Engineering from the University of Tehran and a Ph.D. degree in Biomedical Engineering from the University of Sussex.

CORPORATE GOVERNANCE

Board of Directors

The Board has determined that Messrs. Hachikian, Khederian, Malleck, McGuire and Serzen are independent directors, as defined by the rules of The Nasdaq Stock Market. The Board met 35 times during 2007, either in person or by teleconference. During 2007, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating. The Audit and Nominating Committees each operate under a charter that has been approved by the Board. Current copies of the charters of the Audit and Nominating Committees are posted in the Corporate Governance section of the Company’s website at www.cambridgeheart.com.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal audit staff, independent auditors and management; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page [ ] of this Proxy Statement).

The Board of Directors has determined that all members of the Audit Committee are independent as determined under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and as defined by the rules of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Malleck is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. The members of the Audit Committee are Mr. Malleck (Chairman), Mr. Hachikian and Mr. McGuire. The Audit Committee met five times during 2007.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other Named Executive Officers (as defined below);

•	setting or recommending to the Board of Directors for approval the compensation levels for the Chief Executive Officer and the other Named Executive Officers; and

•	overseeing and administering the Company’s equity incentive and stock purchase plans.

The members of the Compensation Committee are Mr. Hachikian (Chairman), Mr. Malleck and Mr. Serzen. The Compensation Committee met 11 times during 2007.

Nominating Committee

The Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become Board members; and

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees.

The members of the Nominating Committee are Mr. Hachikian (Chairman), Mr. Khederian and Mr. Malleck. All members of the Nominating Committee are independent as defined under the rules of The Nasdaq Stock Market.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee will apply the criteria attached to the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Candidates normally should be able to serve for at least five years before reaching the age of 70. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating Committee, c/o Corporate Secretary, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth in the second paragraph under Stockholder Proposals below.

Compensation Committee Interlocks and Insider Participation

Messrs. Hachikian, Khederian, and Malleck served as members of the Compensation Committee in 2007. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Under procedures approved by a majority of the independent directors, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from stockholders and other interested parties and providing copies or summaries of those communications to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the Board should address such communications to Nominating Committee of the Board of Directors, c/o Corporate Secretary, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876.

Director Attendance at Annual Meeting of Stockholders

The Company’s policy is to encourage all directors to attend the annual meeting of stockholders. Two of the four current Board members who were serving as directors at the time of the 2007 annual meeting of stockholders attended the meeting.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.cambridgeheart.com. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors of the Company reviews the material facts of transactions with a related person that are required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In general, that rule requires disclosure of any transaction in which the Company is a participant, the aggregate amount involved exceeds $120,000, and any related person has or will have a direct or indirect material interest. A “related person” means any director or executive officer, any nominee for director, or any immediate family member of a director or executive officer of the registrant, or of any nominee for director. In reviewing related party transactions, the Board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Related party transactions are referred to the Board by management for review, approval, ratification or other action. This policy is not in writing but is followed consistently by the Board.

TRANSACTIONS WITH RELATED PERSONS

Co-Marketing Agreement with St. Jude Medical and Related Sale of Securities

On March 21, 2007, the Company entered into a Co-Marketing Agreement with St. Jude Medical, Inc. The Co-Marketing Agreement grants St. Jude Medical the exclusive right to market and sell the Company’s HearTwave II System and other Microvolt T-Wave Alternans products (the “Products”) to cardiologists and electrophysiologists in North America (the “St. Jude Target Accounts”). The initial term of the Co-Marketing Agreement expires on April 30, 2010. The term of the Co-Marketing Agreement will be automatically renewed for an additional two-year term unless either party notifies the other of its intention to terminate the Co-Marketing Agreement at least six months prior to the expiration of the initial term.

The Company will sell, deliver and service the Products under purchase orders submitted in connection with St. Jude Medical’s sales and marketing efforts. Under the terms of the Co-Marketing Agreement, the Company will pay St. Jude Medical a sales agent fee with respect to the sale of Products to St. Jude Target Accounts in accordance with the terms of the Co-Marketing Agreement. The Company is required to maintain certain minimum inventory levels reserved solely for sales to St. Jude Target Accounts.

Under the terms of the Co-Marketing Agreement, St. Jude Medical will have primary responsibility for preparing sales and marketing materials and for training its sales representatives with respect to the Products. The Company is required to reimburse St. Jude Medical for its sales, marketing and training expenses in the aggregate amount of $1,300,000 over the initial three-year term. The Company also will provide certain additional sales, marketing and training support to St. Jude Medical. The aggregate direct expenses incurred by the Company in connection with this support will not exceed $150,000 per year.

The Co-Marketing Agreement provides certain restrictions on the ability of the Company to enter into other distribution, sale or marketing agreements with respect to the Company’s products, and certain other agreements or arrangements, with certain direct competitors of St. Jude Medical. The Co-Marketing Agreement also contains certain restrictions on the ability of St. Jude Medical to sell or market non-implantable diagnostic systems that are competitive with the Company’s HearTwave II System.

The Co-Marketing Agreement may be terminated by either party in the event that the other party has committed a material breach of its obligations under the Co-Marketing Agreement that has not been cured within 60 days’ written notice from the terminating party and by the Company in the event that St. Jude Medical does not achieve or cure the failure to achieve certain minimum sales targets specified in the Co-Marketing Agreement.

On June 18, 2007, the Company and St. Jude Medical entered into an amendment (the “Amendment”) to the Co-Marketing Agreement that provides the Company’s sales force the ability to support St. Jude Medical’s field force in all physician markets. Specifically, the Amendment redefines the St. Jude Target Accounts to include all physician practices in North America, including cardiologists, electrophysiologists, general practitioners and internal medicine physicians. The Amendment further provides that the Company may provide sales assistance to St. Jude Medical with regard to its sales to St. Jude Target Accounts. The Amendment also confirms that the Company was permitted to continue its sales efforts to St. Jude Target Accounts between April 30, 2007 and May 31, 2007 as well as St. Jude Medical’s agreement to reduce its agent fee for certain sales made to St. Jude Target Accounts between April 30, 2007 and May 31, 2007.

On March 21, 2007, the Company and St. Jude Medical also entered into a Securities Purchase Agreement for the sale of $12,500,000 of Series C Preferred to St. Jude Medical. Under the terms of the financing, the Company issued and sold 5,000 shares of its Series C Preferred at a purchase price of $2,500 per share (the “Series C Original Issue Price”). Each share of Series C Preferred is convertible into a number of shares of Common Stock equal to $2,500 divided by the conversion price of the Series C Preferred, which is initially

$2.99. Each share of Series C Preferred is currently convertible into approximately 836.12 shares of Common Stock. The total number of shares of Common Stock initially issuable upon conversion of the 5,000 shares of Series C Preferred issued and sold in the financing is approximately 4,180,602, representing 6.10% of the Company’s issued and outstanding Common Stock on an as converted basis.

The holders of the Series C Preferred are entitled to receive cumulative cash dividends at the rate of eight percent (8%) of the Series C Original Issue Price per year (the “Series C Dividend”) on each outstanding share of Series C Preferred, provided, however, that the Series C Dividend is only payable when, as and if declared by the Board of Directors. The Series C Dividend is payable prior and in preference to any declaration or payment of any dividend on Common Stock, other series of Preferred Stock or any other capital stock of the Company.

In the event of a liquidation of the Company, the holders of Series C Preferred are entitled to receive, prior to the payment of any amount to the holders of Common Stock, other series of Preferred Stock or any other capital stock of the Company, an amount equal to the Series C Original Issue Price, plus declared but unpaid dividends on such shares.

During the term of the Co-Marketing Agreement and provided that St. Jude Medical holds at least 50 percent of the shares purchased by it in the Series C Preferred financing or issued upon conversion of the Series C Preferred, St. Jude Medical has the right to designate one representative, which individual shall be reasonably acceptable to the Company, who, subject to certain limitations set forth in the Securities Purchase Agreement, shall be entitled to attend in a non-voting capacity, and receive board materials with respect to, meetings of the Company’s Board of Directors (excluding committee meetings and executive sessions).

Pursuant to the terms of a Registration Rights Agreement between the Company and St. Jude Medical, the Company filed with the Securities and Exchange Commission a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred and agreed to keep the registration statement continuously effective under the Securities Act of 1933, as amended (the “Act”), until all of the shares of Common Stock issuable upon conversion of the Series C Preferred have been sold pursuant to the registration statement or may be sold without volume limitation restrictions pursuant to Rule 144 under the Act.

The Company has agreed to pay liquidated damages in the event that the Company defaults in its registration obligations. Liquidated damages will accrue monthly at a rate of 1.0% of the aggregate purchase price paid to the Company by the holders of Series C Preferred or shares of Common Stock issuable upon conversion of the Series C Preferred, provided that the aggregate amount of such liquidated damages will not exceed $750,000.

Consulting and Technology Agreement with Richard J. Cohen, M.D., Ph.D.

The Company and Richard J. Cohen, M.D., Ph.D. are parties to a Consulting and Technology Agreement, pursuant to which Dr. Cohen agreed to provide consulting services and license certain technologies to the Company in exchange for compensation and the payment of certain royalties by the Company. In 2007, the Company paid Dr. Cohen approximately $251,961 in royalties under the Consulting and Technology Agreement. In May 2007, the Company and Dr. Cohen entered into an Amended and Restated Consulting and Technology Agreement with Dr. Cohen (the “Amended Agreement”), the material terms of which are described below.

Under the terms of the Amended Agreement, during the period beginning January 1, 2007 and ending on December 31, 2009 (the “Interim Consulting Period”), Dr. Cohen agrees to be available to the Company for consultation for up to 42 days per year. Thereafter, Dr. Cohen agrees to be available to the Company for consultation for a minimum of 18 days per year until the expiration of the consulting period on December 31, 2015 (the “Additional Consulting Period”).

The Company will continue to pay Dr. Cohen royalties on net sales related to certain technologies (including the sale of the Company’s HearTwave II System and other Microvolt T-Wave Alternans products)

equal to 1.5% of such net sales. If the Company sublicenses, or grants rights to any sublicense with respect to, such technologies to an unrelated company, Dr. Cohen shall receive royalties equal to 7% of gross revenue to the Company from the sublicense. Pursuant to the terms of the Amended Agreement, the Company will pay Dr. Cohen additional royalties of $10,000 per month during the Interim Consulting Period, subject to an annual percentage increase equal to the annual percentage increase in the National Consumer Price Index for the prior year. Under the Amended Agreement, Dr. Cohen received an aggregate of 175,000 shares of restricted common stock of the Company subject to the terms and conditions of the Company’s 2001 Stock Incentive Plan. Dr. Cohen will not receive any additional compensation for the Additional Consulting Period.

Under the Amended Agreement, the Company will have the right to terminate the Amended Agreement within the 30-day period immediately following a Change in Control (as defined in the Amended Agreement) of the Company, in which case the Company shall pay Dr. Cohen a termination royalty as determined in the Amended Agreement. Either party may terminate the Amended Agreement for material breach or default by the other party of the other party’s obligations under the Amended Agreement upon 90 days’ notice.

Voting Agreement with Robert Khederian

On December 14, 2007, the Company entered into the Amended Voting Agreement with Mr. Khederian, in connection with the appointment of Dr. Haghighi-Mood as the Company’s President and Chief Executive Officer. The Amended Voting Agreement amended and restated the Voting Agreement dated October 29, 2007 with Mr. Khederian that was executed by the parties in connection with the appointment to the Board of two new independent directors of the Company.

The Company’s certificate of incorporation provides that the holders of Series A Preferred, voting as a separate class, are entitled to elect up to four members of the Board and that at such time the total number of directors may not exceed nine. There are currently 154 shares of Series A Preferred outstanding, all of which are held by Mr. Khederian. There also are an aggregate of 115,229 Series A Warrants currently outstanding. Mr. Khederian is the holder of record of 78,054 Series A Warrants, which together with his Series A Preferred, represents approximately 67.6% of the outstanding Series A Preferred and Series A Warrants.

Under the Amended Voting Agreement, Mr. Khederian agreed to hold and not transfer or otherwise dispose of any of the Series A Warrants registered in his name or any shares of Series A Stock that he may acquire upon exercise of his Series A Warrants if, as a result of such transfer or disposition, he will not hold a majority of the Series A Preferred (assuming the exercise of all outstanding Series A Warrants). Mr. Khederian also agreed that upon the request of the Board he would exercise that number of Series A Warrants so that he holds at least a majority of the shares of Series A Preferred then outstanding and entitled to vote. Mr. Khederian further agreed to vote all of his shares of Series A Preferred so as to elect up to three individuals that are nominated or recommended for election as Series A Preferred directors by a majority of the Board, provided that, in the case of each such director, the Board has determined that such individual qualifies as an independent director under the Nasdaq Marketplace Rules then in effect or such director is serving at the time of the election as the Chief Executive Officer of the Company.

PROPOSAL 2

AMENDMENT TO 2001 STOCK INCENTIVE PLAN

On April 8, 2008, the Board of Directors approved, subject to stockholder approval an amendment to the 2001 Stock Incentive Plan, as amended to date (the “2001 Plan”), to increase the total number of shares of Common Stock authorized for issuance thereunder from 8,250,000 to 9,750,000 and to increase the number of restricted shares of Common Stock authorized for issuance thereunder from 1,500,000 to 2,100,000 shares (the “2001 Plan Amendment”).

The Board adopted the 2001 Plan Amendment because the number of shares currently available under the 2001 Plan is insufficient to satisfy the expected 2008 share requirements. As of April 25, 2008, approximately 304,626 shares remained available for future option grants under the 2001 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes that the approval of the 2001 Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 2001 Plan

The material features of the 2001 Plan are described below. The complete text of the 2001 Plan, including the proposed amendment, is included as Appendix A to this Proxy Statement.

Description of Awards

The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, as amended (the “Code”) nonstatutory stock options and restricted stock awards (collectively “Awards”).

Incentive Stock Option and Nonstatutory Stock Option Awards. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant or for a term of more than 10 years. The 2001 Plan permits the following forms of payment of the exercise price of options: (i) cash or check, (ii) in connection with a “cashless exercise” through a broker, unless otherwise provided by the Board or committee, (iii) surrender to the Company of shares of Common Stock or delivery to the Company of a promissory note, to the extent permitted by the Board or a committee, or (iv) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase or require forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable restricted stock award are not satisfied prior to the end of the applicable restriction period. The maximum aggregate number of shares of Common Stock with respect to which restricted stock awards may be granted under the 2001 Plan is limited to 1,500,000, but will increase to 2,100,000 if the stockholders approve the proposed amendment.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and any future parent or subsidiaries of the Company are eligible to be granted Awards under the 2001 Plan. Under the 2001 Plan, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 900,000 shares per calendar year.

Transferability of Awards

Awards can not be sold, assigned or otherwise transferred by the person to whom they are awarded except by will or the laws of descent and distribution. Awards to a Participant may only be exercised by that Participant during his or her lifetime.

Plan Benefits

As of April 25, 2008 approximately 54 persons were eligible to receive Awards under the 2001 Plan, including the Company’s executive officers and directors. The Awards actually received by the Company’s Named Executive Officers under the 2001 Plan during the fiscal year ended December 31, 2007 are set forth in the Grants of Plan-Based Awards Table on page [        ] of this Proxy Statement. The granting of Awards under the 2001 Plan is discretionary. As a result, the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 25, 2008, the last reported sale price of the Company’s Common Stock on the OTC Bulletin Board was $0.86.

Administration

The 2001 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate its authority under the 2001 Plan to one or more committees of the Board and any references to the Board in this discussion include a committee to which the Board has properly delegated authority. Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, if any. The Board may provide that any Award become immediately exercisable in full or in part, free of some or all restrictions or conditions, at any time. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2001 Plan, including the granting of options to executive officers.

The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock dividends, stock splits, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Plan also contains provisions addressing the consequences of any “Reorganization Event,” which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors is authorized to provide for outstanding options to be assumed, or equivalent awards substituted for the options, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Reorganization Event and will terminate immediately prior to the Reorganization Event if not exercised; provided that, if holders of the Company’s Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Reorganization Event, then the Board may provide that all outstanding options shall terminate upon such Reorganization Event and that each participant shall receive, in exchange therefor, a cash payment.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2001 Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the 2001 Plan after March 15, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m).

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under Nonstatutory Stock Options. The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of stock subject to forfeiture provisions and restrictions on transfer unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the price paid for the shares (plus any taxed amount). If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2007.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	5,803,783	$1.88	375,626
Equity compensation plans not approved by security holders(2)	1,350,000	$2.44	—
Total	7,153,783	$1.99	375,626

(1)	Consists of the Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Director Stock Option Plan and the 2001 Plan.
(2)	Consists of a stock option to purchase 200,000 shares of Common Stock awarded to Jeffrey J. Langan, a stock option to purchase 700,000 shares of Common Stock awarded to Laurence J. Blumberg, and a stock option to purchase 450,000 shares of Common Stock awarded to Ali Haghighi-Mood.
(3)	Consists of shares of Common Stock issuable under the 2001 Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2007, 375,626 shares of Common Stock under the 2001 Plan may instead be issued in the form of restricted stock.

In October 2006, as an inducement to Jeffrey J. Langan to accept the position of President and Chief Executive Officer, Mr. Langan was awarded stock options to purchase 2,000,000 shares of Common Stock at an exercise price of $2.49 per share, which is equal to the closing price per share of the Company’s Common Stock on the date of grant. Mr. Langan’s Employment Agreement with the Company provided that the stock options would vest in quarterly installments over a three-year period with 100,000 shares vesting on each of January 13, 2007 and April 13, 2007 and 180,000 shares vesting each quarter thereafter. In connection with Mr. Langan’s resignation as President and Chief Executive Officer in December 2006, the Company entered into a separation agreement with Mr. Langan. Under the terms of the separation agreement, all of the shares covered by the inducement stock options were cancelled and forfeited except for 200,000 shares, 100,000 of which became exercisable on January 12, 2007 and 100,000 of which became exercisable on April 13, 2007. A portion of the inducement stock options, including the 200,000 shares that remain exercisable following Mr. Langan’s separation from the Company, were granted outside of the Company’s equity incentive plans but are nevertheless subject to the terms and conditions of the Company’s 2001 Plan.

In December 2006, as an inducement to Lawrence J. Blumberg, M.D. to accept a consulting position as Vice President of Business Development, Dr. Blumberg was awarded stock options to purchase an aggregate of 700,000 shares of common stock of the Company at an exercise price of $3.26 per share, which is equal to the closing price per share of the Company’s Common Stock on the date of grant. The first 200,000 stock options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The remaining 500,000 stock options (the “Performance Options”) become exercisable in the event that the closing price for shares of common stock of the Company exceeds $6.60 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Company’s common stock) for a period of 30 consecutive trading days prior to December 31, 2011. In the event of a Change in Control of the Company (as defined in Dr. Blumberg’s Consulting Agreement), the Performance Options will become exercisable in full as of the date of the Change in Control. The stock options were granted outside of the Company’s equity incentive plans but are nevertheless subject to the terms and conditions of the Company’s 2001 Plan. In February 2008, in connection with Dr. Blumberg’s resignation as a director of the Company, these options were forfeited.

On December 11, 2007, as an inducement to Ali Haghighi-Mood to accept the position as President and Chief Executive Officer, Dr. Haghighi-Mood was awarded: (a) a stock option to purchase 900,000 shares of common stock of the Company, which was granted under and subject to the terms and conditions of the Company’s 2001 Plan, and (b) a stock option to purchase 450,000 shares of common stock of the Company, which was granted as a stand-alone award outside of the Company’s equity incentive plans but is nevertheless governed by the terms and conditions of the 2001 Plan as though it was granted under the 2001 Stock Incentive Plan. The exercise price of the options is $1.15 per share, which is equal to the closing price per share of the Company’s common stock on the date of grant. The options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. The options become exercisable in full in the event of a Change in Control (as defined in the Severance Agreement dated September 17, 2003 between the Company and Dr. Haghighi-Mood, as amended by letter agreement dated December 14, 2006). The Options will expire on the tenth anniversary of the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2008.

By the Compensation Committee

Kenneth Hachikian (Chair)

Reed Malleck

Keith M. Serzen

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to describe the Company’s compensation program provided to the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) for the 2007 fiscal year.

Compensation Objectives and Philosophy

Cambridge Heart’s executive compensation program, including the decisions of the Board of Directors regarding individual compensation, is designed with three main objectives in mind. First, the program should enable the Company to attract and retain key executives. Second, the program should reward executives for the achievement of specified business objectives of the Company and/or individual performance goals. Finally, the program should provide executives with a long-term equity interest in the Company so as to link a portion of the compensation of the Company’s executives with the performance of the Common Stock over time.

Compensation Components

During 2007, the Company’s executive compensation program consisted primarily of the following forms of compensation: base salary, annual cash bonus, equity compensation, and severance and change in control arrangements. Named Executive Officers participate in other employee benefits programs that are provided or available generally to full-time employees of the Company, such as the Company’s retirement plan and healthcare, disability and life insurance plans. The Company does not provide any executive benefit in the form of supplemental executive retirement plans or special healthcare plans.

The Compensation Committee generally approves or recommends to the Board of Directors for its approval all compensation and benefit arrangements for executive officers, including the Named Executive Officers. In approving or recommending these arrangements, the Compensation Committee considers recommendations made by the Chief Executive Officer and other members of management. However, the Compensation Committee retains final authority to accept or reject these recommendations. The Compensation Committee also administers the Company’s equity incentive plans, although equity compensation awards are generally also approved by the full Board of Directors.

Base Salary

In establishing, and determining increases in, base salaries for executives, the Compensation Committee examines the executive’s demonstrated levels of competency in skill, effectiveness and leadership, compares how that individual has performed essential job requirements against what was envisioned with the job, monitors salaries at other comparable companies and in the Company’s geographic marketplace, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and the individual’s past performance in establishing base salaries of executives. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Dr. Haghighi-Mood’s annual base salary was increased from $225,000 to $275,000 on December 14, 2007 in connection with his appointment as the Company’s President and Chief Executive Officer. Vincenzo LiCausi’s annual base salary was increased from $102,000 to $125,000 on May 18, 2007 effective July 1, 2007 in connection with his appointment as the Company’s Vice President of Finance and Administration and Chief Financial Officer. The salaries for Dr. Haghighi-Mood and Mr. LiCausi were set at these levels based upon market data, the Company’s compensation practices and negotiations with each executive.

On December 15, 2006, Mr. Khederian, a director of the Company since 2002, was appointed to serve as interim President and Chief Executive Officer of the Company until such time as the Company was able to identify and retain a permanent President and Chief Executive Officer. Mr. Khederian served as interim President and Chief Executive Officer until the appointment of Dr. Haghighi-Mood as President and Chief Executive Officer on December 14, 2007. Mr. Khederian did not receive any cash compensation for his services as interim President and Chief Executive Officer but continued to receive compensation paid to non-employee directors of the Company, including compensation for his services as Chairman of the Board.

The annual base salaries of Roderick de Greef, the Company’s Vice President and Chief Financial Officer until his resignation in July 2007, and Mark S. Florence, the Company’s Vice President, Sales and Marketing until his resignation in January 2008, were unchanged in 2007 and were $180,000 and $175,000, respectively.

Cash Bonus Compensation

The Company provides annual cash bonuses to executives based upon their contribution to the Company’s overall performance during the year and the achievement of certain financial and operating objectives. In accordance with the terms of his employment agreement, Dr. Haghighi-Mood was paid a regular annual cash bonus of $36,000. During the period of his service as Corporate Controller in 2007, Mr. LiCausi was eligible to receive a regular cash bonus of up to $2,500 per quarter based the achievement of qualitative performance criteria. In connection with his promotion to the position of Chief Financial Officer in July 2007, Mr. LiCausi became eligible to receive a regular cash bonus of up to $12,500 per year.

In addition, Dr. Haghighi-Mood and Mr. Florence were eligible to receive individual performance bonuses for 2007 based upon the achievement of specified sales targets for the Company. The individual performance bonuses were based on the achievement of sales targets in order to motivate the executives to achieve the Company’s business objective of continued growth in revenue. Under the terms of his employment agreement, Dr. Haghighi-Mood was eligible to receive an annual performance bonus of $10,000 based upon the achievement of at least $3.0 million in sales revenue for the three months ended December 31, 2007 and an additional 3.75% of all sales revenue between $3.0 million and $3.4 million (up to an additional $15,000). Dr. Haghighi-Mood did not receive his individual performance bonus based upon sales revenue for 2007 because the Company’s sales for the three months ended December 31, 2007 did not exceed the minimum specified target amount.

Mr. Florence was eligible to receive a quarterly performance bonus for 2007 based upon specified cumulative quarterly sales targets. Specifically, Mr. Florence was eligible to receive between $10,000 and $20,000 each quarter upon the achievement of the specified cumulative quarterly sales targets. In the event that the Company’s cumulative quarterly sales exceeded the maximum specified targets, Mr. Florence was entitled to receive an additional quarterly performance bonus equal to 3% of sales in excess of the maximum specified targets. Mr. Florence received individual performance bonus payments of $10,000 for each of the quarters ended

March 31, 2007 and June 30, 2007. Mr. Florence did not receive any individual performance bonus payments for the quarters ended September 30, 2007 or December 31, 2007 because the Company’s sales for 2007 did not exceed the minimum specified target amount.

Equity Incentive Compensation

The Named Executive Officers receive long-term equity incentive compensation in the form of stock options. The Board of Directors believes that equity-based compensation motivates the Company’s executive officers to have an interest in the long-term success of the Company. The Board of Directors considers a number of factors, including management recommendations, equity incentive compensation practices at peer companies, and the number and terms of equity awards previously granted to each executive, when determining equity incentive compensation for Named Executive Officers.

The Company generally awards options to executive officers when they become an executive officer or are promoted. In recent years, the Company has not made annual option awards to executive officers in light of the significant awards that they have received upon hire or promotion to new positions with the Company. The Compensation Committee likely will review whether annual awards are appropriate in the future.

In March 2007, Mr. Khederian was awarded a stock option to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $3.17 per share, subject to stockholder approval of an increase in shares available under the 2001 Stock Incentive Plan at the 2007 Annual Meeting of Stockholders. The stock option awarded to Mr. Khederian was intended to compensate Mr. Khederian for his continued service as interim President and Chief Executive Officer while the Board continued its search for an appropriate candidate to serve on a permanent basis. The stock option awarded to Mr. Khederian has an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, has a term of 10 years, and vests in equal annual installments over three years from the date of grant. In addition, under the terms of the award agreement, the stock option automatically terminated with respect to one-twelfth of the shares covered by the stock option (33,333 shares) for each month fewer than 12 months that Mr. Khederian served as interim Chief Executive Officer of the Company after December 15, 2006. In making its recommendation to the Board regarding the terms of the stock option award for Mr. Khederian, the Compensation Committee considered a number of factors, including the amount of cash compensation that the Company would generally expect to pay to a comparable executive serving as Chief Executive Officer of the Company and the fact that Mr. Khederian was not receiving any cash compensation for his services as interim Chief Executive Officer other than the standard fees paid to non-employee directors.

In May 2007, in connection with his appointment as Vice President of Finance and Administration and Chief Executive Officer, Mr. LiCausi was awarded a stock option to purchase 150,000 shares of Common Stock at an exercise price of $4.00 per share under the Company’s 2001 Plan. In December 2007, in connection with his appointment as President and Chief Executive Officer, Dr. Haghighi-Mood was awarded stock options to purchase an aggregate of 1,350,000 shares of Common Stock at an exercise price of $1.15 per share, 900,000 of which were granted under the Company’s 2001 Stock Incentive Plan and 450,000 of which were granted outside of the Company’s equity incentive plans but nevertheless subject to the terms of the 2001 Stock Incentive Plan. The stock option awards made to Mr. LiCausi and Dr. Haghighi-Mood have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, have a term of 10 years, and vest in equal annual installments over three years from the date of grant.

Severance Agreements and Severance Under Employment Agreements

The Company has entered into agreements with each of Named Executive Officers (other than Mr. Khederian) providing for the payment of severance benefits in the event of a qualifying termination of employment. Under these agreements, if the executive officer’s employment is terminated by the Company without cause (as defined in the respective agreement), the executive officer will be entitled to receive severance compensation equal to the executive officer’s base salary as in effect at the time of such termination and continued healthcare benefits for a period of six months, in the case of Messrs. LiCausi, de Greef and Florence, and 12 months, in the case of Dr. Haghighi-Mood.

In the event that Dr. Haghighi-Mood terminates his employment within 30 days following the occurrence of changed circumstances, he is entitled to receive the severance benefits as though his employment had been terminated by the Company without cause. For purposes of his employment agreement, changed circumstances includes (i) a material reduction in the nature or scope of Dr. Haghighi-Mood’s responsibilities, authority or powers as President and Chief Executive Officer of the Company, including, without limitation, due to the Board having hired or appointed another senior executive officer to whom the Executive is requested by the Board to report or who reports directly to the Board or who is given responsibilities or authority normally exercised by an executive in the positions of President and Chief Executive Officer of a Company generally comparable to the Company, in each case without the Dr. Haghighi-Mood’s consent; and (ii) any failure by the Company to nominate and recommend to stockholders that they reelect Dr. Haghighi-Mood to serve as a director of the Company upon the expiration of his term.

In the event of a change in control (as defined in the severance agreements) that does not result in termination of the executive officer’s employment, 50% of the officer’s unvested options (100% of Dr. Haghighi-Mood’s unvested options) that are then outstanding will become immediately exercisable. In the event of a change in control that results in the termination of the executive officer’s employment without cause or by the executive officer for good reason (each as defined in the severance agreements), the executive officer will be entitled to receive severance compensation in an amount equal to the executive officer’s base salary as in effect at the time of such termination for a period of 12 months and continued healthcare benefits for a period of 12 months, and all of the executive officer’s unvested options which are then outstanding will become immediately exercisable.

The Company included enhanced severance benefits in the event of a change in control of the Company in order to remove any financial concerns an executive may have when evaluating a potential transaction and to allow him to focus on maximizing value for the Company’s stockholders. The Compensation Committee believes that these change in control benefits are necessary given the volatility and uncertainty inherent in the Company’s line of business.

Retention Benefit Agreement and Resignation of Chief Financial Officer

In December 2006, in order to induce his continued service as the Company’s Vice President and Chief Financial Officer until at least March 31, 2007, the Company entered into a retention benefit agreement with Mr. de Greef. In February 2007, in order to induce his further continued service as the Company’s Chief Financial Officer until at least June 30, 2007, the Company entered into an amendment of the retention benefit agreement with Mr. de Greef. Upon his resignation as Vice President and Chief Financial Officer effective July 1, 2007, Mr. de Greef received the following benefits pursuant to the terms of the retention benefit agreement, as amended. The Company paid Mr. de Greef severance in the amount of $90,000 in a lump sum payment. The Company also continued to provide Mr. de Greef’s healthcare benefits for a period of six months from the date of termination of employment. In addition, the vesting of certain of Mr. de Greef’s stock options outstanding as of July 1, 2007 was accelerated. Specifically, the stock options granted to Mr. de Greef on October 3, 2005 at an exercise price of $0.26 per share become exercisable immediately with respect to 62,500 of the 83,333 shares that would have become exercisable on October 3, 2007, and the stock options granted to Mr. de Greef on June 1, 2006 at an exercise price of $1.87 per share became exercisable immediately with respect to an additional 4,167 shares that would have become exercisable on June 1, 2008.

Appointment of Chief Executive Officer

On December 14, 2007, the Company appointed Dr. Haghighi-Mood as the Company’s President and Chief Executive Officer and elected him as a director of the Company. Dr. Haghighi-Mood and the Company entered into an employment agreement dated December 14, 2007, the terms of which were approved by the Board of Directors of the Company, after negotiations with Dr. Haghighi-Mood.

Under the terms of the employment agreement, Dr. Haghighi-Mood will be paid an annual base salary of $275,000 per year and will be entitled to receive the severance benefits described above under the title “Severance Agreements and Severance Under Employment Agreements.” Dr. Haghighi-Mood also will have the opportunity to earn an annual performance bonus based upon the achievement by the Company of performance goals to be agreed upon by Dr. Haghighi-Mood and the Board of Directors or the Compensation Committee.

Under the terms of the employment agreement, Dr. Haghighi-Mood was eligible to receive a bonus for the fiscal year ending December 31, 2007 equal to the sum of (i) $36,000 and (ii) a performance bonus amount of up to $25,000 earned based upon the sales revenue of the Company for the three-month period ended December 31, 2007. As discussed above, the component of Dr. Haghighi-Mood’s bonus for 2007 based upon sales revenue was not earned. For the fiscal year ending December 31, 2008, Dr. Haghighi-Mood is eligible to receive a performance bonus based upon the sales revenue of the Company for the year ending December 31, 2008 and the achievement by the Company of other performance goals. The portion of the 2008 performance bonus based upon the sales revenue of the Company will be equal to the sum of (i) $20,000 that is payable upon the achievement by the Company of a threshold sales revenue amount in 2008 and (ii) 1.00% of sales revenue in 2008 above the threshold sales revenue amount. The remaining portion of the 2008 performance bonus in the amount of up to $70,000 will be based upon the achievement of performance goals established by the Compensation Committee and approved by the Board of Directors in consultation with Dr. Haghighi-Mood related to:

•

the development of the Company’s technology, including the advancements in the Company’s patent portfolio and in-licensed technology and other advancements in the Company’s Microvolt T-Wave Alternans technology;

•

the Company’s management, including, without limitation, the successful development and/or recruitment of various management talents and capabilities needed by the Company as mutually identified from time to time by the Board of Directors and Dr. Haghighi-Mood on a timetable to be mutually agreed upon;

•	the Company’s operations, research and development activities and regulatory matters; and

•	the Company’s securing reimbursement from additional private insurers on the timetable to be mutually agreed upon.

In the event that the Dr. Haghighi-Mood’s employment is terminated by the Company without cause prior to December 31, 2008, he will be entitled to receive a pro rated amount of the portion of the performance bonus that is based upon the sales revenue of the Company, calculated based upon the Company’s sales revenue through the end of the most recent calendar quarter ended prior to the termination of his employment.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation over $1 million paid to the Company’s Chief Executive Officer and the Company’s other executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under certain of the Company’s stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees. Without limiting the foregoing, options to acquire 450,000 shares of the Company’s common stock at $1.15 per share were granted to Dr. Haghighi-Mood in December 2007 in connection with the Company’s appointment of Dr. Haghighi-Mood to serve as the Company’s President and Chief Executive Officer, such grant being authorized by the Compensation Committee without expectation that such grant, and the shares subject to such grant, would qualify as performance-based compensation for purposes of Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2007 concerning the compensation paid to each person serving as the Company’ Chief Executive Officer or acting in a similar capacity during the last completed fiscal year; each person serving as the Company’s Chief Financial Officer or acting in a similar capacity during the last completed fiscal year; the Company’s executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the last completed fiscal year; and one additional individual who would have been among the Company’s most highly compensated executive officers but for the fact that he was not serving as an executive officer of the Company at the end of the last completed fiscal year (the “Named Executive Officers”).

Summary Compensation Table For 2006 and 2007

Name and principal position(1)	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ali Haghighi-Mood President and Chief Executive Officer	2007 2006	227,466 181,875	36,000 36,000	711,724 70,745	— —	— —	975,190 288,260

Robert P. Khederian Chairman of the Board, Former Interim President and Chief Executive Officer	2007 2006	— —	— —	— —	— —	347,217 42,261	347,217 42,261

Vincenzo LiCausi Vice President of Finance and Administration and Chief Financial Officer	2007 2006	106,181 19,080	— —	134,939 2,948	11,000 2,500	— —	252,120 24,528

Roderick de Greef Former Vice President Finance and Administration and Chief Financial Officer	2007 2006	90,000 146,667	90,000 25,667	43,353 55,024	— —	— —	223,353 227,358

Mark S. Florence Former Vice President, Sales and Marketing	2007 2006	179,543 84,029	— 10,000	252,800 120,512	20,000 —	— —	452,343 214,541

(1)	Dr. Haghighi-Mood became our President and Chief Executive Officer in December 2007. Previously, from December 2006 until December 2007, he served as our Executive Vice President, Chief Operating Officer and Chief Technology Officer, and from September 2005 until December 2006 as our Vice President, Operations, Research and Development. Mr. Khederian served as Interim President and Chief Executive Officer of the Company from December 15, 2006 until December 11, 2007. Mr. Khederian received no salary in connection with his services as Interim President and Chief Executive Officer. Mr. LiCausi joined the Company in October 2006 as our Corporate Controller. He became our Vice President, Finance and Administration and Chief Financial Officer in July 2007. Mr. de Greef resigned his employment with the Company in July 2007. Mr. Florence resigned his employment with the Company in January 2008.
(2)	Consists of the cash bonus awards to the Named Executive Officers that were accrued for 2006 and 2007 whether or not such bonuses were paid in that year. Includes a $90,000 retention bonus award made to Mr. de Greef for being employed by the Company until at least March 31, 2007. See the Compensation Discussion and Analysis on page [ ] of this Proxy Statement for more details.

(3)	Reflects the compensation cost related to all outstanding awards recognized in 2006 and 2007 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”), excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. In connection with his resignation from the Company in July 2007, Mr. de Greef forfeited to the Company options to purchase 200,000 shares of the Company’s Common Stock.
(4)	Consists of cash bonus paid pursuant to the non-equity incentive plan awards described in the Compensation Discussion and Analysis on page [ ] of this Proxy Statement.
(5)	Includes $38,125 and $43,750 of fees paid for Mr. Khederian’s service as a director in 2006 and 2007, respectively, and $4,136 and $405,020 in compensation cost related to all outstanding stock options awarded to Mr. Khederian for his service a director and interim President and Chief Executive Officer recognized in 2006 and 2007, respectively, for financial statement reporting purposes in accordance with SFAS No. 123R.

The material terms of each Named Executive Officer’s employment related agreements are described in Compensation Discussion and Analysis on page [    ] of this Proxy Statement.

The following table sets forth the individual plan-based awards for each of the Named Executive Officers during 2007:

Grants Of Plan-Based Awards For 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($/sh)(4)
		Threshold ($)	Target ($)	Maximum ($)
Ali Haghighi-Mood	12/11/2007				900,000	$1.15	832,277
Ali Haghighi-Mood	12/11/2007				450,000	$1.15	416,138
Ali Haghighi-Mood	12/14/2007	10,000		25,000
Robert P. Khederian	3/28/2007				400,000	$3.17	1,050,400
Vincenzo LiCausi	4/30/2007				30,000	$3.26	80,760
Vincenzo LiCausi	5/18/2007				150,000	$4.00	495,450
Vincenzo LiCausi	5/18/2007		12,500
Roderick de Greef
Mark S. Florence	2/26/2007	40,000		80,000

(1)	Represents individual performance bonuses that Dr. Haghighi-Mood and Mr. Florence were eligible to receive based upon the achievement specified sales targets. Mr. Florence’s individual performance bonus may have exceeded $80,000 under certain circumstances. Represents individual performance bonus plan established for Mr. LiCausi in connection with his appointment as Chief Financial Officer of the Company in July 2008. Prior to his appointment as Chief Financial Officer, Mr. LiCausi’s annual performance bonus plan target amount for 2007 was $8,500. See the Compensation Discussion and Analysis—Cash Bonus Compensation on page [ ] of this Proxy Statement for more details regarding the terms of the Named Executive Officer’s individual performance bonuses.
(2)	Includes awards made under the Company’s 2001 Stock Incentive Plan, except for the option to purchase 450,000 shares of the Company’s common stock awarded to Dr. Haghighi-Mood as an equity grant outside of the 2001 Stock Incentive Plan but nevertheless subject to its terms.
(3)	The exercise price for all stock options granted is equal to the fair market value of the Company’s common stock on the date of grant.

(4)	Determined in accordance with SFAS No. 123R. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

For additional information regarding equity and non-equity plan awards to the Named Executive Officers, see the subsection entitled Equity Incentive Compensation in Compensation Discussion and Analysis on page [    ] of this Proxy Statement.

The following table sets forth certain information concerning stock options exercised during the 2007 fiscal year and the number and value of shares of Common Stock subject to options held by the Named Executive Officers as of December 31, 2007:

Outstanding Equity Awards At Fiscal Year-end For 2007

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Ali Haghighi-Mood	166,667	166,666	0.29	8/15/2015
Ali Haghighi-Mood	233,333	466,667	3.30	12/14/2016
Ali Haghighi-Mood	—	1,350,000	1.15	12/11/2017
Robert P. Khederian(2)	92,500	46,250	0.30	9/19/2015
Robert P. Khederian(2)	10,000	20,000	2.90	10/30/2016
Robert P. Khederian(3)	—	400,000	3.17	3/28/2017
Vincenzo LiCausi	6,667	13,333	2.53	10/16/2016
Vincenzo LiCausi	—	30,000	3.26	4/30/2017
Vincenzo Li Causi	—	150,000	4.00	5/18/2017
Roderick de Greef	—	—	—	—
Mark S. Florence	133,334	266,666	2.25	7/10/2016

(1)	The option becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant.
(2)	Represents option awarded to Mr. Khederian for his services as a director.
(3)	Represents option awarded to Mr. Khederian for his services as Interim President and Chief Executive Officer.

The following table sets forth information concerning any option exercises or vested stock awards for each Named Executive Officer during 2007.

Option Exercises And Stock Vested For 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Ali Haghighi-Mood	—	—	—	—
Robert P. Khederian	—	—	—	—
Vincenzo LiCausi	—	—	—	—
Roderick de Greef	116,667	327,834	—	—
Mark S. Florence	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

The Company has entered into agreements with the Named Executive Officers (other than Mr. Khederian) providing for severance benefits in the event of a qualifying termination of employment, changed circumstances and/or change of control. Details regarding these agreement are available in the subsection entitled Severance Agreements and Severance Under Employment Agreement in Compensation Discussion and Analysis on page [    ] of this Proxy Statement. Severance payments to each officer calculated as though the termination or change of control occurred on December 31, 2007, are included in the table below.

In December 2006, in order to induce his continued service as the Company’s Vice President and Chief Financial officer until at least March 31, 2007, the Company entered into a retention benefit agreement with Mr. de Greef. In February 2007, in order to induce his further continued service as the Company’s Chief Financial Officer until at least June 30, 2007, the Company entered into an amendment of the retention benefit agreement with Mr. de Greef. The agreement is described in the subsection entitled Retention Benefit Agreement and Resignation of Chief Financial Officer in Compensation Discussion and Analysis on page [    ] of this Proxy Statement.

In October 2007, the Board of Directors of the Company voted to amend all outstanding stock options granted to non-employee directors of the Company under the 2001 Plan for their services as a director to provide that, in the event of a change in control of the Company, all such outstanding stock options will immediately become exercisable in full. Notwithstanding the foregoing, all such stock options must be exercised within the time periods set forth in the applicable stock option agreement and the 2001 Plan. This amendment applies to the director stock options previously awarded to Mr. Khederian.

The following table sets forth potential payments to the Named Executive Officers upon termination or a change in control of the Company, calculated as though the termination or change of control occurred on December 31, 2007:

Name	Termination by the Company without Cause(1) ($)	Change of Control of the Company Not Resulting in Termination(2) ($)	Change of Control of the Company Resulting in Termination(3) ($)	Payments Actually Made in Connection with Termination ($)(4)
Ali Haghighi-Mood	294,933	120,000	414,932	—
Vincenzo LiCausi	72,971	—	141,471	—
Robert P. Khederian	—	—	—	—
Roderick de Greef	—	—	—	—
Mark S. Florence	98,548	—	192,048	—

(1)	Amounts reported for Dr. Haghighi-Mood and Messrs. LiCausi and Florence equal one half annual base salary on December 31, 2007 in the case of Messrs. LiCausi and Florence ($62,500 and $87,500, respectively) and annual base salary on December 31, 2007 in the case of Dr. Haghighi-Mood ($275,000) and continued healthcare benefits for a period of six months, in the case of Messrs. LiCausi and Florence ($6,000 each), and 12 months, in the case of Dr. Haghighi-Mood ($12,000) plus accrued vacation pay ($7,933, $4,471 and $5,048, respectively).
(2)	Represents the value of options (measured as the positive difference between the trading price of the Company’s common stock on December 31, 2007 and the exercise price of the options) held by the Named Executive Officer on the date of termination as to which vesting would accelerate.
(3)	Amounts reported for Dr. Haghighi-Mood and Messrs. LiCausi and Florence equal annual base salary on December 31, 2007 ($275,000, $125,000 and $175,000, respectively) paid for a period of 12 months and continued healthcare benefits for a period of 12 months ($12,000 each), the value of options held by the Named Executive Officer on the date of termination as to which vesting would accelerate ($120,000, $0 and $0, respectively), plus accrued vacation pay ($7,933, $4,471 and $5,048, respectively). See note 2 above regarding the calculation of the value of options.

DIRECTOR COMPENSATION

Non-employee directors receive a fee of $2,500 per in-person meeting of the Board of Directors and $500 per telephonic meeting of the Board of Directors or committee meeting, and non-employee directors who serve as Chairman of the Board or as chairman of one or more committees of the Board of Directors (currently Messrs. Hachikian, Khederian and Malleck) receive a fee of $3,125 per in-person meeting of the Board of Directors and $625 per telephonic meeting of the Board of Directors or committee meeting. Effective January 1, 2007, each of the Company’s non-employee directors receives an annual retainer of $15,000, which is paid to directors in equal quarterly installments.

The following table sets forth compensation actually paid, earned or accrued during 2007 by the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation		Total ($)
Laurence J. Blumberg(2)	38,500	1,359,474	(3)	75,000	(4)	1,472,974
Richard J. Cohen	39,000	194,636	(5)	—		233,636
Kenneth V. Hachikian	53,125	39,223	(6)	—		92,348
Reed Malleck	58,125	39,223	(6)	—		97,348
Keith M. Serzen	7,250	11,104	(7)	—		18,354
John F. McGuire	7,750	11,104	(7)	—		18,854

(1)	Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”), (excluding the impact of estimated forfeitures related to service-based vesting conditions), and thus may include amounts attributable to awards granted during and before 2007.
(2)	Dr. Blumberg was elected as a director on October 23, 2006. He resigned as a director on February 13, 2008.
(3)	As of December 31, 2007, Mr. Blumberg held options to purchase (a) 100,000 shares of Common Stock at $2.56 per share, and (b) options to purchase 700,000 shares of Common Stock at an exercise price of $3.26 per share.
(4)	Amount shown reflects consulting fees paid to Dr. Blumberg under the Consulting Agreement between Dr. Blumberg and the Company dated as of December 18, 2006.
(5)	Dr. Cohen was awarded 175,000 shares of restricted stock on May 14, 2007 in connection with the execution of the Amended and Restated Consulting and Technology Agreement between Dr. Cohen and the Company. The restricted stock vest in three equal annual installments beginning on January 1, 2007. The grant date fair value of the restricted stock award, calculated in accordance with SFAS No. 123R is $626,500. See Transactions with Related Parties—Consulting and Technology Agreement with Richard J. Cohen, M.D., Ph.D. on page [ ] of this Proxy Statement for more details regarding the terms of the Amended and Restated Consulting and Technology Agreement. As of December 31, 2007, Dr. Cohen held options to purchase (a) 287,500 shares of Common Stock at exercise price of $0.30 per share, (b) 30,000 shares of Common Stock at an exercise price of $2.90 per share and (c) 300,000 shares of Common Stock at an exercise price of $0.34 per share.
(6)	As of December 31, 2007, Messrs. Hachikian and Malleck each held options to purchase (a) 80,000 shares of Common Stock at an exercise price of $0.30 per share and (b) 30,000 shares of Common Stock at an exercise price of $2.90 per share.
(7)	Each of Messrs. McGuire and Serzen were granted a stock option on October 29, 2007 to purchase 100,000 shares of Common Stock at an exercise price of $2.40 per share. These stock options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The grant date fair value of each option award, calculated in accordance with SFAS No. 123R is $193,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that, during the fiscal year ended December 31, 2007, the Reporting Persons complied with all Section 16(a) filing requirements, with the following exceptions. Mr. McGuire filed a Form 4 on November 7, 2007 reporting the grant of a stock option on October 29, 2007, Dr. Haghighi-Mood filed a Form 4 on December 19, 2007 reporting the grant of a stock option on December 11, 2007 and Mr. Serzen filed Forms 3 and 4 on April 10, 2008 reporting his appointment as a director of the Company and reporting the grant of a stock option on October 29, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter. A copy of this charter is available on the Company’s website at www.cambridgeheart.com.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and has discussed these financial statements with the Company’s management and the Company’s independent auditors.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors’ independence. See Ratification of Independent Accountants—Independent Auditor’s Fees.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee

Reed Malleck (Chair)

Kenneth Hachikian

John McGuire

PROPOSAL 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the fiscal year ending December 31, 2008, subject to ratification by the stockholders at the Meeting. Although stockholder approval of the Audit Committee’s selection of Vitale, Caturano & Company, Ltd. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Audit Committee will reconsider this appointment.

The Company’s Board of Directors recommends a vote FOR the ratification of the selection of Vitale, Caturano & Company, Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor’s Fees

The following table summarizes the fees of Vitale, Caturano & Company, Ltd. billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	2007	2006
Audit Fees	$117,867	$105,500
Audit-Related Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$117,867	$105,500

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

There were no audit or non-audit services provided to the Company for the fiscal year ended December 31, 2007 that were not approved by the Audit Committee or its chairman.

PROPOSAL 4: STOCKHOLDER PROPOSAL

AFB Fund, LLC, 2050 Center Avenue, Fort Lee, NJ 07024, by Mr. Louis Blumberg, has notified us that it intends to submit the following proposal at our 2008 annual meeting. AFB Fund, LLC is the beneficial owner of approximately 5.9 million shares of common stock. The proposed resolution, as furnished to us by AFB Fund, LLC, is as follows:

“RESOLVED, that the Shareholders of Cambridge Heart, Inc, (the “Company”) hereby recommend to the Board of Directors of the Company that it promptly take all necessary steps to amend the Company’s Amended and Restated Certificate of Incorporation in order (i) to eliminate those provisions of the certificate of incorporation which provide for a staggered board of directors, (ii) to provide that no director may serve for more than four consecutive years, it being understood that the Board shall not take any action, nor shall the Company’s Amended and Restated Certificate of Incorporation be amended in any way, that would affect the unexpired terms of the Company’s directors that have been elected prior to the 2008 Annual Meeting of Stockholders or who are elected at the 2008 Annual Meeting of Stockholders.”

AFB Fund, LLC’s statement supporting its proposal is as follows:

“Supporting Statement: The staggered board facilitates the entrenchment of directors and obstructs the ability of the shareholders to effect changes in the governance of the Company. The addition of fresh voices and perspectives that new directors would bring to the board would benefit the Company and all of its stockholders. A limit of four years of service would facilitate an environment where the outside directors would make more independent decisions.

In recent years, a growing number of institutional investors have voiced their opposition to staggered board provisions, and proposals for the repeal of classified board structures have been among the most numerous and popular stockholder proposals. Institutional Shareholder Services opposes staggered boards. Other corporate law experts who have found that staggered boards do not add to shareholder value include Professors Lucian Bebchuk, John C. Coates IV and Guhan Subramanian. Consequently, more and more corporations are eliminating governing provisions that install a classified board. As reported in the Wall Street Journal on January 10, 2007, 55%, or more than half; of the companies in the S&P 500 have declassified their boards. Cambridge Heart should therefore amend its certificate of incorporation and bylaws so that each year all of the members of the board of directors must be elected by the stockholders of the Company. Directors are more likely to act in stockholder ’s best interests when they know that the stockholders must vote for their re-election once a year.

If you agree, please mark your proxy card FOR this resolution.”

Board of Directors Statement in Opposition to Proposal 4

The Board has carefully considered this proposal and the arguments for and against staggered boards and term limits; and for the reasons set forth below, the Board has determined that it is in the best interests of the Company and its stockholders to (i) maintain a classified board and (ii) not to adopt a four year term limit.

Staggered Boards Offer Protection Against Unfair and Abusive Takeover Tactics

A staggered board prevents a takeover of the entire Board at one time. This encourages negotiation with the Board and protects minority stockholders. This also provides the Board with time and leverage when a third party attempts a takeover. While having a staggered Board will not prevent a takeover from occurring, it may allow the Board the time to adequately evaluate all courses of action and choose the course that will best protect stockholder value. Stockholders who wish to effect a change must do so over a period of three annual meetings.

This requires parties wishing to effect a change to be interested in the Company on a long-term basis, thus preventing abusive takeover tactics that focus only on the short-term and ultimately would harm the Company.

Accountability Concerns Associated with a Staggered Board and Unlimited Terms are Unfounded

Directors have fiduciary duties to stockholders and to the Company that they must uphold, regardless of the length of their term in office. Accountability depends on the qualifications of the directors and their dedication to the Company. The Board believes that directors who have served for longer periods of time are more accountable, due to their loyalty to the Company and their long-term interest in its success. In addition, a staggered board promotes independence due to the fact that directors can focus on the concerns of the stockholders and achieving long-term goals of the Company instead of focusing their energy on being re-elected. Furthermore, a term limit of four years would be arbitrary and would not ensure increased accountability. Directors are evaluated by the Board every three years before being nominated for re-election. The Board believes this provides a better assurance of accountability than arbitrary term limits.

Staggered Boards and Unlimited Terms Foster Stability and Continuity

Staggered boards and longer terms for directors encourage directors to set long-term goals for the Company and to focus on long-term planning. Annual elections could result in a Board that is transitioning every year, meaning the Board would not be able to focus on goals or policies that would extend beyond that time.

In addition, it is in the interest of the Company both to have directors who have served the Company for a long time, as well as to have a majority of the board comprised at all times of directors who are experienced. A staggered Board ensures that a majority of directors will always have experience and knowledge of the Company’s business. New directors will have a chance to learn from these more experienced directors. Directors who have extensive experience of the Company and who are familiar with the Company’s goals and strategic vision will be better able to make fundamental decisions for the Company than directors who lack that experience. Term limits would result in the loss of directors who have acquired a wealth of knowledge about the Company and are in a position to make powerful contributions to the Company in the long term.

Longer Terms Attract Qualified and Committed Directors

Longer terms offer more stability and more opportunity for directors to see the results of their work over time. Longer terms are therefore more attractive to individuals seeking to become directors, and companies with staggered boards and unlimited terms will be able to attract the most qualified candidates. Directors who know they are making a long term commitment in the Company will be willing to invest the time necessary to learn about the specific company and develop a commitment to the Company.

Recommendation Only

Stockholders should be aware that this stockholder proposal is simply a request that the Board take the actions stated in the proposal. Approval of this proposal is not binding on the Board and would not necessarily result in the requested actions being taken.

The Company’s Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 100 Ames Pond Drive, Tewksbury, Massachusetts 01876, no later than [                    ], 2009 in order to be considered for inclusion in the proxy statement relating to that meeting.

If a stockholder of the Company wishes to present a proposal before the 2009 Annual Meeting of Stockholders or wishes to nominate a candidate for election to the Company’s Board of Directors, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2009 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. The Company’s by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 100 Ames Pond Drive, Tewksbury, MA 01876, (978) 654-7600. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

EXPENSES OF SOLICITATION

The Company will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their reasonable expenses in doing so. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, personal interview, telephone, telegram, facsimile, advertisements in periodicals and postings on the Company’s website. In addition, the Company has retained The Altman Group, Inc. to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $40,000 in the aggregate plus out-of-pocket expenses.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission, the directors and certain officers of the Company may be deemed to be “participants” in the solicitation of proxies by the Board of Directors in connection with the Annual Meeting. Appendix B sets forth certain information with respect to each such participant.

By Order of the Board of Directors,

Vincenzo LiCausi, Secretary

May     , 2008

The Meeting is of particular importance to all stockholders of the Company in light of the attempt by AFB Fund, LLC to elect its manager to the Company’s Board of Directors in lieu of one of the Board’s nominees. Whether or not you plan to attend the meeting, we urge you to promptly sign, date and mail the enclosed WHITE proxy card, which is being solicited on behalf of the Board of Directors. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

Appendix A

CAMBRIDGE HEART, INC.

2001 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2001 Stock Incentive Plan (the “Plan”) of Cambridge Heart, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 9,750,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 900,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent permitted by the Board, in its sole discretion, when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Restricted Stock

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Share Limit. Subject to adjustment under Section 7, the maximum aggregate number of shares of Common Stock with respect to which Restricted Stock Awards may be granted under the Plan shall be 2,100,000.

(c) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization Events

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Approved by Board of Directors February 9, 2001

Approved by Shareholders May 31, 2001

Amended by Board of Directors April 23, 2003

Amendment Approved by Shareholders June 16, 2003

Amended by Board of Directors April 26, 2005

Amendment Approved by Shareholders June 10, 2005

Amended by Board of Directors April 23, 2007

Approved by Shareholders June 19, 2007

Amended by Board of Directors April 8, 2008 pending shareholder approval

Appendix B

INFORMATION REGARDING PARTICIPANTS

The Company and its directors and director nominees are, and certain of its executive officers may be deemed to be, “Participants” as such term is defined under applicable Securities and Exchange Commission rules, in a solicitation of proxies in connection with the Company’s upcoming annual meeting of shareholders.

INFORMATION REGARDING TRANSACTIONS IN OUR SECURITIES BY PARTICIPANTS

The following table sets forth information regarding purchases and sales during the past two years of shares of the Company’s common stock by the Participants. No part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date of Transaction	Number of Shares Acquired (Disposed of)	Transaction Notes
Dr. Richard J. Cohen	10/30/06	30,000	(1)
	05/14/07	175,000	(4)
Kenneth Hachikian	10/19/06	40,000	(5)
	10/30/06	30,000	(1)
	05/15/07	(7,500)	(3)
	05/15/07	(2,500)	(3)
	05/15/07	(2,500)	(3)
	05/15/07	(5,000)	(3)
	05/15/07	(2,500)	(3)
	09/12/07	(14,000)	(3)
	09/13/07	(6,000)	(3)
Ali Haghighi-Mood	09/11/06	100,000	(5)
	09/11/06	(80,000)	(3)
	11/13/06	67,777	(5)
	11/20/06	(35,000)	(3)
	11/21/06	(51,667)	(3)
	12/18/06	700,000	(1)
	12/11/07	1,350,000	(1)
Robert P. Khederian	09/11/06	80,000	(2)
	09/11/06	35,000	(2)
	10/30/06	30,000	(1)
	03/28/07	400,000	(1)
	05/15/07	50,000	(2)
	05/25/07	50,000	(2)
	11/19/07	50,000	(2)
Vincenzo LiCausi	02/12/08	150,000	(1)
Reed Malleck	10/30/06	30,000	(1)
	11/13/06	40,000	(5)
	11/20/06	(40,000)	(3)
John F. McGuire	10/29/07	100,000	(1)
Keith Serzen	10/29/07	100,000	(1)

(1)	Acquisition of stock options from the Company
(2)	Open market or private purchase
(3)	Open market or private sale
(4)	Restricted stock award from the Company
(5)	Exercise or conversion of a derivative security issued by the Company

B-1

0	■

PROXY	CAMBRIDGE HEART, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS – JUNE 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ali Haghighi-Mood and Vincenzo LiCausi, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the “Company”) to be held at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, at 10:00 a.m. (local time), on Thursday, June 12, 2008 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

THE UNDERSIGNED HEREBY CONFER(S) UPON THE PROXIES, AND EACH OF THEM, DISCRETIONARY AUTHORITY (i) TO CONSIDER AND ACT UPON SUCH MATTERS, OTHER THAN THE BUSINESS SET FORTH HEREIN, AS MAY PROPERLY COME BEFORE THE MEETING FOR WHICH THE COMPANY DID NOT RECEIVE TIMELY NOTICE OF THE MATTER IN ACCORDANCE WITH THE COMPANY’S BY-LAWS; (ii) WITH RESPECT TO THE ELECTION OF DIRECTORS IN THE EVENT THAT ANY OF THE NOMINEES IS UNABLE OR UNWILLING, WITH GOOD CAUSE, TO SERVE; AND (iii) WITH RESPECT TO SUCH OTHER MATTERS UPON WHICH DISCRETIONARY AUTHORITY MAY BE CONFERRED.

(Continued and to be signed on the reverse side)

■	■

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBRIDGE HEART, INC.

June 12, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯   Please detach along perforated line and mail in the envelope provided.   ¯

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

3.     To ratify the appointment of Vitale, Caturano & Company,

        Ltd. as the Company’s independent accountants for the

        year ending December 31, 2008.

The Board of Directors recommends a vote “FOR” Proposal 3.

FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ FOR THE ELECTION OF REED MALLECK
☐ WITHHOLD AUTHORITY The Board of Directors recommends a vote “FOR” the election of Reed Malleck.

4.     To approve the proposal submitted by a stockholder to

        declassify the Board of Directors and to limit the term of directors to four years.

The Board of Directors recommends a vote “AGAINST” Proposal 4.

FOR AGAINST ABSTAIN ☐ ☐ ☐

2. To amend the 2001 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder. FOR AGAINST ABSTAIN ☐ ☐ ☐ The Board of Directors recommends a vote “FOR” Proposal 2.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■